CONAGRA FOODS

Q4 FY05 Question & Answer
June 30, 2005


1. What were the company's earnings in fiscal 2005, excluding major items that impact comparability?

     Diluted EPS of $1.23 included net $0.12 of expense from items that impact comparability (detailed in question 23).

2. What were some examples of major brands in the Retail Products segment posting sales growth on a comparable basis for the quarter?

         ACT II
         Banquet
         Blue Bonnet
         Chef Boyardee
         Cook's
         Eckrich
         Healthy Choice
         Hunt's
         Kid Cuisine
         Marie Callender's
         PAM
         Parkay
         Reddi-wip
         Snack Pack
         Swiss Miss

3. What were some examples of major brands in the Retail Products segment posting sales declines on a comparable basis for the quarter?

         Armour
         Butterball
         David's
         Egg Beaters
         Hebrew National
         LaChoy
         Manwich
         Peter Pan
         Slim Jim
         Van Camp's
         Wesson

4. What were unit volume changes for the quarter on a comparable basis in the Retail Products and Foodservice Products segments?

     Retail Products volume increased 2% and Foodservice Products volume decreased 2%.

5.   How  much  was  total   Depreciation  and  Amortization  (all  types)  from
     continuing operations for the quarter?

     Approximately $90 million (versus $90 million in Q4 2004).

          $89 million of depreciation (versus $89 million in Q4 2004)
          $1 million of other amortization (versus $1 million in Q4 2004)

6.   How  much  was  total   Depreciation  and  Amortization  (all  types)  from
     continuing operations for the fiscal year?

     Approximately $351 million (versus $345 million for fiscal 2004).

          $349 million of depreciation (versus $342 million for fiscal 2004) $2 million of other amortization (versus $3 million for fiscal 2004)

7. How much were Capital Expenditures from continuing operations for the quarter?

     Approximately $102 million (versus $109 million in Q4 2004).

8. How much were Capital Expenditures from continuing operations for the fiscal year?

     Approximately $453 million (versus $349 million last year). The increase over last year is due principally to additional investment to update strategic information systems for the future.

9.   What was the net interest expense for the quarter?

     $68 million.

10.  What was the net interest expense for the fiscal year?

     $295 million.

11.  What was Corporate Expense for the quarter?

     Approximately $131 million (versus approximately $100 million in Q4 2004). The increase reflects the impact of the headcount reduction costs as well as increased self-insurance costs.

12.  How much did you pay in dividends during the quarter?

     $141 million.

13.  How much did you pay in dividends for the fiscal year?

     $550 million.

14. What was the weighted average number of diluted shares outstanding for the quarter?

     521 million shares.

15.  What  was  the  approximate  effective  tax  rate  for the  fourth  quarter
     (rounded)?

     41%, reflecting a change in estimated effective state income tax rates.

16. What were the gross margins and operating margins this quarter ($ amounts in millions, rounded)?

         Gross Margin = Gross Profit* divided by Net Sales
         Gross Margin = $746/$3,706 = 20.1%

         Operating Margin = Segment Operating Profit** divided by Net Sales Operating Margin = $363/$3,706 = 9.8%

         * Gross Profit equals Net Sales - Costs of Goods Sold
           ($3,706 - $2,960 = $746)

         **See fourth-quarter segment operating results for a reconciliation of Operating Profit to Income from continuing operations before income taxes, equity method investment earnings and cumulative effect of changes in accounting. Income from continuing operations before income taxes, equity method investment earnings and cumulative effect of changes in accounting divided by Net Sales = $165/$3,706 = 4.4%.

17. What was the trade working capital position at quarter end, excluding amounts for discontinued operations?

     Trade working capital is defined as the net position of Accounts Receivable plus Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

                                                     Q4 FY05           Q4 FY04
         Accounts Receivable                          $1,292            $1,303
         Inventory                                    $2,615            $2,517
         Less: Accounts Payable                       $  818            $  925
         Less: Accrued Expenses                       $1,285            $1,345
         Less: Advances on Sales                      $  150            $  178
                                                      -------          --------
                  Net Position                        $1,654            $1,372

18. What is included in the company's net debt at the end of the quarter (in millions)?

                                                     Q4 FY05          Q4 FY04
         Total Debt*                                  $4,475           $5,694
         Less: Cash On Hand                           $  208           $  609
                                                      -------        ---------
                           Total                      $4,267           $5,085

         * Total debt = short-term debt, long-term debt, and subordinated debt

19. What is the preliminary estimate of the effective tax rate for fiscal 2006 (rounded)?

     Approximately 38%.

20.  What are the projected Capital Expenditures for fiscal 2006?

     Approximately $400 million.

21.  What is the expected net interest expense for fiscal 2006?

     Approximately $300 million.

22.  Can  the  company   comment  on  the   liquidation   of  the  Swift  Foods'
     cattle-feeding assets?

     During the quarter, the company received $70 million related to the liquidation of the cattle-feeding assets it received in connection with financing it provided Swift Foods; the liquidation process is now complete. Those cattle-feeding assets were classified as discontinued operations.

23. As reported in this release and prior releases, what are the main items in fiscal 2005 EPS that will affect comparability with fiscal 2006 EPS?

     Summary of major items in fiscal 2005 EPS that will affect comparability with fiscal 2006 EPS

                                                                      First      Second Quarter   Third Quarter  Fourth Quarter
                                                                     Quarter

         Costs to implement efficiency initiatives                    -$0.02
         Loss on discontinued operations                                             -$0.01          -$0.03
         Gain on Pilgrim's Pride stock                                                                $0.22
         Impairment charge related to joint venture assets                                           -$0.13
         Other impairment charges & fire damage                                                      -$0.04
         Litigation expense, most of which is not tax deductible                                     -$0.04
         Benefit from favorable Retail litigation settlement                                          $0.02
         Expense due to early retirement of debt                                                     -$0.03
         Severance costs                                                                                             -$0.05
         Impact of higher than estimated tax rate                                                                    -$0.01

24. What are the revised historical segment results as a result of the classification change that took place this quarter?

 Please see the attached tables--one shows segment information, the other shows the entire P/L information.

ConAgra Foods, Inc.
Segment Operating Results
($USD, in millions)

                                      --------------------------------------------  --------------------------------------------
                                                        FY 2004                                       FY 2005
                                      Q1 FY04  Q2 FY04  Q3 FY04  Q4 FY04   Total    Q1 FY05  Q2 FY05  Q3 FY05   Q4 FY05   Total
                                      ------- -------- -------- -------- -------    ------- -------- -------- ---------- --------
Segment Sales
 Retail Products                     $1,841.0 $2,271.6 $2,091.3  $2,230.2 $8,434.1  $2,014.2 $2,485.4 $2,076.8  $2,092.7   $8,669.1
 Foodservice Products                   772.4    842.7    776.6     882.4  3,274.1     792.2    832.4    783.9     818.8    3,227.3
 Food Ingredients                       508.1    577.0    558.0     730.5  2,373.6     576.8    691.3    607.5     794.9    2,670.5
                                      -------  ------- --------  -------- --------  -------- -------- --------  -------- ----------
      Total                           3,121.5  3,691.3  3,425.9   3,843.1 14,081.8   3,383.2  4,009.1  3,468.2   3,706.4   14,566.9
Segment Operating Profit
 Retail Products                        208.0    361.3    329.3     319.4  1,218.0     209.8    373.0    303.1     243.4    1,129.3
 Foodservice Products                    74.4     86.3     70.5      93.4    324.6      66.4     92.5     62.4      55.8      277.1
 Food Ingredients                        27.9     54.1     54.2      60.4    196.6      60.1     79.2     59.8      64.0      263.1
                                     --------  -------  -------   -------  -------    ------  -------  -------   -------   --------
      Total                             310.3    501.7    454.0     473.2  1,739.2     336.3    544.7    425.3     363.2    1,669.5

Reconciliation of total
 operating profit to
 income  from continuing
 operations before income
 taxes,  equity method
 investment earnings (loss)
 and cumulative effect of
 changes in accounting

Items excluded from segment
 operating profit:
 General and corporate expense         (90.3)   (82.6)   (79.2)   (99.8)   (351.9)     (63.6)   (72.3)   (135.5)  (130.8)    (402.2)

 Gain on sale of Pilgrim's Pride           -        -        -        -         -          -        -     185.7        -      185.7
 Corporation common stock
 Interest expense, net                 (65.5)   (68.2)   (61.8)   (79.4)   (274.9)     (73.4)   (85.8)    (68.1)   (67.7)    (295.0)
                                       ------   ------   ------   ------   -------     ------   ------    ------  -------    ------

Income from continuing operations
before income taxes, equity method
investment earnings (loss) and
cumulative effect of changes
in accounting                         $154.5   $350.9    $313.0   $294.0 $1,112.4     $199.3   $386.6    $407.4   $164.7   $1,158.0
                                     =======   =======   ======   ====== ========     ======   ======    ======   ======   ========


Segment operating profit excludes general corporate expense, gain on sale of Pilgrim's Pride Corporation common stock, equity method investment earnings
(loss) and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.


ConAgra Foods, Inc.
Income Statement for FY05, FY04
($USD, in millions)

                                         --------------------------------------------- --------------------------------------------
                                                            FY 2004                                     FY 2005
                                            Q1        Q2       Q3        Q4
                                           FY04      FY04     FY04      FY04   Total   Q1 FY05  Q2 FY05  Q3 FY05  Q4 FY05   Total
                                         -------- -------- -------- -------- --------- -------- -------- -------- -------- --------
Net sales                                $3,121.5 $3,691.3 $3,425.9 $3,843.1 $14,081.8 $3,383.2 $4,009.1 $3,468.2 $3,706.4 $14,566.9
                                         -------- -------- -------- -------- --------- -------- -------- -------- -------- --------
Costs and expenses
 Costs of goods sold                      2,439.1  2,791.7  2,625.3  3,020.0  10,876.1  2,700.3  3,108.1  2,696.0  2,960.5  11,464.9
 SG&A expenses                              462.4     80.5    425.8    449.7   1,818.4    410.2    428.6    482.4    513.5   1,834.7
 Interest expenses, net                      65.5     68.2     61.8     79.4     274.9     73.4     85.8     68.1     67.7     295.0

Gain on sale of Pilgrim's
 Pride Corporation                              -        -        -        -         -        -        -    185.7        -     185.7
 common stock
                                           ------  -------  -------  -------  --------  -------  -------  -------  -------  --------
Income from continuing operations before    154.5    350.9    313.0    294.0   1,112.4    199.3    386.6    407.4    164.7   1,158.0
  income taxes, equity method investment
  earnings (loss) and cumulative effect of
  changes in accounting
Income tax expense                           36.4    130.3    110.6    151.5     428.8     81.0    156.1    161.0     71.9     470.0
Equity method investment earnings (loss)     11.2     16.3      1.9     14.1      43.5     14.1     15.1    (64.0)     9.9    (24.9)
                                           ------    -----   ------   ------    ------   ------   ------  -------  -------   -------
Income from continuing operations before    129.3    236.9    204.3    156.6     727.1    132.4    245.6    182.4    102.7     663.1
  cumulative effect of changes in accounting
Income (loss) from discontinued operations   40.3     31.9     12.4     12.7      97.3      2.3     (6.0)   (17.1)    (0.8)   (21.6)
                                           ------   ------   ------  -------   -------   ------   -------  -------  -------  -------
Income before cumulative effect of          169.6    268.8    216.7    169.3     824.4    134.7    239.6    165.3    101.9     641.5
  changes in accounting

Cumulative effect of changes in accounting  (11.7)       -     (1.4)       -     (13.1)       -        -        -        -        -
                                           ------  -------  -------- --------   -------  ------  -------  -------  -------  -------
Net income                                 $157.9   $268.8   $215.3   $169.3    $811.3   $134.7   $239.6   $165.3   $101.9    $641.5
                                          =======  =======  =======  =======  ========  =======  =======  =======  =======  ========

Note on Forward-Looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company's actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company's businesses and other risks described in the company's reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date made.